Exhibit 99.1

Aerie Pharmaceuticals Appoints Peter Lang as Chief Financial Officer

Finance executive with a successful track record in capital creation, deployment, and optimization

Brings breadth of finance, strategy and business development experience

Durham, N.C. — (BUSINESS WIRE) – March 18, 2022 — Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies, today announced that Peter F. Lang will join the Company as Chief Financial Officer, effective March 18, 2022. He will report to Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals and become a member of the Aerie Executive Committee.

“I am pleased to welcome Peter to our leadership team,” said Raj Kannan, Chief Executive Officer. “His extensive experience in investment banking and in helping life science companies raise, manage and deploy capital, including business development and M&A transactions, will be important to maximizing shareholder value. I am confident Peter will provide strong leadership and will be an excellent addition to the Aerie team.”

Peter Lang added “I have dedicated my career to working with life science companies to help them optimize their growth objectives, financing strategy, capital structure and return on capital, so that they can successfully advance their business plan and meet the needs of patients. I am very pleased to join Aerie at this exciting time, with a growing glaucoma commercial franchise, a robust and innovative pipeline and an experienced team. I look forward to working with Raj and the management team to sustainably grow the business and bring meaningful value to patients, clinicians and investors.”

Peter comes to Aerie with over 25 years of experience delivering financial, strategic and operational solutions, with deep expertise in healthcare and a particular focus on the biopharma sector. He has held leadership roles at well-recognized global and boutique investment banks. In addition, he has a long track record of working with management teams and boards to optimize companies’ growth plans, capital structures and return on capital. Over the course of his career, he helped raise ~$105 billion in financing and growth capital and advised on more than 40 M&A and business development transactions totaling more than $25 billion in deal value.

Peter joins Aerie from Ridge Advisory, LLC, where he was Managing Director and Partner. Prior to his work at Ridge Advisory, Peter served in various leadership roles in the healthcare investment banking divisions of well-respected firms including HSBC, Bank of America Merrill Lynch, UBS Investment Bank and Leerink Partners. Peter graduated with a Master of Business Administration from The University of Chicago, Booth School of Business, with High Honors. Peter earned dual degrees, Magna Cum Laude, from The University of Pennsylvania Wharton School of Business and School of Arts & Sciences.

About Aerie Pharmaceuticals, Inc.

Aerie is a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye, diabetic macular edema (DME) and wet age-related macular degeneration (wet AMD). Aerie’s first novel product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second novel product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil (0.02%) and latanoprost ophthalmic solution (0.005%)), was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. More information on Aerie Pharmaceuticals is available at www.aeriepharma.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our commercial franchise and our pipeline. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact

Media:

Carolyn McAuliffe

cmcauliffe@aeriepharma.com

(949) 526-8733

Investors:

LifeSci Advisors on behalf of Aerie Pharmaceuticals, Inc.

Hans Vitzthum

hans@lifesciadvisors.com

(617) 430-7578